Exhibit 99.1

Aptiv Reports Record Second Quarter 2018 Financial Results;
Raises Full Year Outlook

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported second quarter 2018 U.S. GAAP earnings from continuing operations of $1.10 per diluted share. Excluding special items, second quarter earnings from continuing operations totaled $1.40 per diluted share.

Second Quarter Highlights Include:

•	Revenue of $3.7 billion, up 12% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $291 million, diluted earnings per share from continuing operations of $1.10

◦	Excluding special items, earnings from continuing operations of $1.40 per diluted share, up 24%

•	U.S. GAAP operating income margin of 11.4%

◦	Adjusted Operating Income margin of 12.9%, up 30 basis points; Adjusted Operating Income of $474 million, up 19%

•	Generated $566 million of cash from continuing operations

•	Returned $62 million to shareholders through share repurchases and dividends

•	Completed acquisition of KUM; announced agreement to acquire Winchester Interconnect

Year-to-Date Highlights Include:

•	Revenue of $7.3 billion, up 10% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $598 million, diluted earnings per share from continuing operations of $2.25

◦	Excluding special items, earnings from continuing operations of $2.69 per diluted share, up 22%

•	U.S. GAAP operating income margin of 10.9%

◦	Adjusted Operating Income margin of 12.3%, up 40 basis points; Adjusted Operating Income of $901 million, up 20%

•	Generated $752 million of cash from continuing operations

•	Returned $270 million to shareholders through share repurchases and dividends

"During the second quarter, we delivered record double-digit revenue growth, operating income, earnings per share and free cash flow," said Kevin Clark, president and chief executive officer. "We continued to see strong new business awards, totaling $11 billion year-to-date, focused on delivering the software capabilities, advanced computing platforms and networking architecture that are making the future of mobility real. Also in the quarter, we closed on the acquisition of KUM, an accretive bolt-on to our engineered components business, and announced the acquisition of Winchester Interconnect, a leading provider of custom engineered interconnect solutions for harsh environment applications, further establishing Aptiv as a market leader of connectivity solutions and reinforcing our strategy to diversify our business. As we look to the second half of 2018, we expect our portfolio of advanced technologies to drive continued above market growth, as reflected in our increased outlook for the year."

Second Quarter 2018 Results
The Company reported second quarter 2018 revenue of $3.7 billion, an increase of 17% from the prior year period. Adjusted for currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 12% in the second quarter. This reflects growth of 15% in North America, 11% in Asia, 9% in Europe and 10% in South America.
The Company reported second quarter 2018 U.S. GAAP net income from continuing operations of $291 million and earnings from continuing operations of $1.10 per diluted share, compared to $297 million and $1.11 per diluted share in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $372 million, or $1.40 per diluted share, an increase of 24% on a per share basis compared to $302 million, or $1.13 per diluted share in the prior year period.
Second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $474 million, compared to $398 million in the prior year period, resulting from the continued above-market growth of our businesses across all regions. Second quarter Adjusted Operating Income margin was 12.9%, compared to 12.6% in the prior year period, reflecting sales growth and the beneficial impacts of cost reduction initiatives, partially offset by continued incremental investments for growth. Depreciation and amortization expense totaled $156 million, an increase from $130 million in the prior year period.
Interest expense for the second quarter totaled $36 million, as compared to $35 million in the prior year period.
Tax expense in the second quarter of 2018 was $83 million, resulting in an effective tax rate of approximately 22%, which includes $24 million, or approximately 6 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment. Tax expense in the second quarter of 2017 was $38 million, resulting in an effective rate of approximately 11%.
The Company generated net cash flow from continuing operating activities of $566 million in the second quarter, compared to $414 million in the prior year period.

Year-to-Date 2018 Results
For the six months ended June 30, 2018, the Company reported revenue of $7.3 billion, an increase of 16% from the prior year period. Adjusted for currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 10% during the period. This reflects growth of 10% in North America, 10% in Asia, 8% in Europe and 14% in South America.

For the 2018 year-to-date period, the Company reported U.S. GAAP net income from continuing operations of $598 million and earnings from continuing operations of $2.25 per diluted share, compared to $517 million and $1.92 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $715 million, or $2.69 per diluted share, an increase of 22% on a per share basis compared to $593 million, or $2.21 per diluted share in the prior year period.
The Company reported Adjusted Operating Income of $901 million for the six months ended June 30, 2018, compared to $750 million in the prior year period, resulting from the continued above-market growth of our businesses across all regions. Adjusted Operating Income margin was 12.3% for the six months ended June 30, 2018, compared to 11.9% in the prior year period, reflecting sales growth, the beneficial impacts of cost reduction initiatives and the absence of certain warranty charges recorded in the prior year period, partially offset by continued incremental investments for growth. Depreciation and amortization expense totaled $311 million, an increase from $256 million in the prior year period.
Interest expense for the six months ended June 30, 2018 totaled $70 million, as compared to $68 million in the prior year period.
Tax expense for the six months ended June 30, 2018 was $142 million, resulting in an effective tax rate of approximately 19%, which includes $24 million, or approximately 3 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment. Tax expense in the prior year period was $57 million, or an effective rate of approximately 10%.
The Company generated net cash flow from continuing operating activities of $752 million in the six months ended June 30, 2018, compared to $672 million in the prior year period. As of June 30, 2018, the Company had cash and cash equivalents of $1.0 billion and total available liquidity of $3.3 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Acquisitions of KUM and Winchester Interconnect
Aptiv completed the acquisition of KUM in June 2018. KUM is a leading provider of highly engineered connectors and cable management solutions for the automotive industry. The acquisition of KUM enhances Aptiv's global market position and expands Aptiv's range of specialized connectors and cable management solutions, specifically in the Asia Pacific region.
Aptiv also agreed to acquire Winchester Interconnect ("Winchester"), a leading provider of custom engineered interconnect solutions for harsh environment applications for approximately $650 million, or approximately 10.6 times 2018 estimated EBITDA. Winchester’s portfolio of precision-engineered interconnect solutions further establishes Aptiv as a market leader of connectivity solutions and is a strategic fit to its Signal and Power Solutions segment. By adding over $250 million in non-automotive revenues, this transaction establishes a broader platform to further expand into adjacent markets, leveraging Aptiv’s harsh environment expertise in engineered components.

Share Repurchase Program
During the second quarter of 2018, the Company repurchased 0.04 million shares for approximately $4 million under its existing authorized share repurchase program, leaving approximately $836 million available for future share repurchases. Year-to-date, the Company repurchased 1.72 million shares for approximately $153 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q3 and Full Year 2018 Outlook
The Company's third quarter and full year 2018 financial guidance is as follows:

(in millions, except per share amounts)	Q3 2018	Full Year 2018
Net sales	$3,425 - $3,525	$14,350 - $14,550
Adjusted operating income	$410 - $430	$1,790 - $1,820
Adjusted operating income margin	12.0% - 12.2%	~12.5%
Adjusted net income per share	$1.21 - $1.26	$5.30 - $5.40
Cash flow from operations		$1,550
Capital expenditures		$750
Adjusted effective tax rate	15% - 16%	15% - 16%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at ir.aptiv.com. The conference ID number is 3073989. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv PLC (NYSE: APTV) is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Headquartered in Dublin, Aptiv has approximately 150,000 employees and operates 14 technical centers, as well as manufacturing sites and customer support centers in 45 countries. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net sales	$3,684	$3,153	$7,314	$6,296
Operating expenses:
Cost of sales	2,958	2,498	5,905	5,042
Selling, general and administrative	260	231	519	456
Amortization	30	29	60	58
Restructuring	15	31	35	83
Total operating expenses	3,263	2,789	6,519	5,639
Operating income	421	364	795	657
Interest expense	(36)	(35)	(70)	(68)
Other (expense) income, net	(7)	8	23	(15)
Income from continuing operations before income taxes and equity income	378	337	748	574
Income tax expense	(83)	(38)	(142)	(57)
Income from continuing operations before equity income	295	299	606	517
Equity income, net of tax	8	7	13	18
Income from continuing operations	303	306	619	535
Income from discontinued operations, net of tax	—	80	—	203
Net income	303	386	619	738
Net income attributable to noncontrolling interest	12	17	21	34
Net income attributable to Aptiv	$291	$369	$598	$704

Amounts attributable to Aptiv:
Income from continuing operations	$291	$297	$598	$517
Income from discontinued operations	—	72	—	187
Net income	$291	$369	$598	$704

Diluted net income per share:
Continuing operations	$1.10	$1.11	$2.25	$1.92
Discontinued operations	—	0.27	—	0.70
Diluted net income per share attributable to Aptiv	$1.10	$1.38	$2.25	$2.62
Weighted average number of diluted shares outstanding	265.48	268.03	265.96	268.78

Cash dividends declared per share	$0.22	$0.29	$0.22	$0.58

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$970	$1,596
Restricted cash	1	1
Accounts receivable, net	2,598	2,440
Inventories	1,265	1,083
Other current assets	506	521
Total current assets	5,340	5,641
Long-term assets:
Property, net	2,972	2,804
Investments in affiliates	99	91
Intangible assets, net	1,245	1,219
Goodwill	2,157	1,944
Other long-term assets	503	470
Total long-term assets	6,976	6,528
Total assets	$12,316	$12,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$22	$17
Accounts payable	2,307	2,227
Accrued liabilities	1,109	1,296
Total current liabilities	3,438	3,540
Long-term liabilities:
Long-term debt	4,067	4,132
Pension benefit obligations	432	454
Other long-term liabilities	621	526
Total long-term liabilities	5,120	5,112
Total liabilities	8,558	8,652
Commitments and contingencies
Total Aptiv shareholders’ equity	3,523	3,299
Noncontrolling interest	235	218
Total shareholders’ equity	3,758	3,517
Total liabilities and shareholders’ equity	$12,316	$12,169

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in millions)
Cash flows from operating activities:
Net income	$619	$738
Income from discontinued operations, net of tax	—	203
Income from continuing operations	619	535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	311	256
Restructuring expense, net of cash paid	(31)	23
Deferred income taxes	(11)	3
Income from equity method investments, net of dividends received	(13)	(18)
Other, net	51	51
Changes in operating assets and liabilities:
Accounts receivable, net	(91)	(65)
Inventories	(157)	(175)
Accounts payable	145	79
Other, net	(49)	(2)
Pension contributions	(22)	(15)
Net cash provided by operating activities from continuing operations	752	672
Net cash (used in) provided by operating activities from discontinued operations	(52)	217
Net cash provided by operating activities	700	889
Cash flows from investing activities:
Capital expenditures	(449)	(311)
Proceeds from sale of property / investments	6	2
Cost of business acquisitions, net of cash acquired	(512)	(40)
Cost of technology investments	—	(25)
Settlement of derivatives	(6)	(12)
Net cash used in investing activities from continuing operations	(961)	(386)
Net cash used in investing activities from discontinued operations	—	(77)
Net cash used in investing activities	(961)	(463)
Cash flows from financing activities:
Net repayments under other short-term debt agreements	(15)	(5)
Contingent consideration and deferred acquisition purchase price payments	(5)	(20)
Dividend payments of consolidated affiliates to minority shareholders	—	(10)
Repurchase of ordinary shares	(149)	(289)
Distribution of cash dividends	(117)	(156)
Taxes withheld and paid on employees' restricted share awards	(35)	(33)
Net cash used in financing activities	(321)	(513)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(44)	41
Decrease in cash, cash equivalents and restricted cash	(626)	(46)
Cash, cash equivalents and restricted cash at beginning of period	1,597	839
Cash, cash equivalents and restricted cash at end of period	$971	$793
Cash, cash equivalents and restricted cash of discontinued operations	$—	$78
Cash, cash equivalents and restricted cash of continuing operations	$971	$715

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	%	2018	2017	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,650	$2,346	13%	$5,267	$4,688	12%
Advanced Safety and User Experience	1,044	823	27%	2,076	1,644	26%
Eliminations and Other (a)	(10)	(16)		(29)	(36)
Net Sales	$3,684	$3,153		$7,314	$6,296

Adjusted Operating Income
Signal and Power Solutions	$386	$312	24%	$737	$621	19%
Advanced Safety and User Experience	88	86	2%	164	129	27%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$474	$398		$901	$750

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	264.81	267.41	265.25	268.30
Dilutive shares related to RSUs	0.67	0.62	0.71	0.48
Weighted average ordinary shares outstanding, including dilutive shares	265.48	268.03	265.96	268.78
Basic net income per share:
Continuing operations	$1.10	$1.11	$2.25	$1.92
Discontinued operations	—	0.27	—	0.70
Basic net income per share attributable to Aptiv	$1.10	$1.38	$2.25	$2.62
Diluted net income per share:
Continuing operations	$1.10	$1.11	$2.25	$1.92
Discontinued operations	—	0.27	—	0.70
Diluted net income per share attributable to Aptiv	$1.10	$1.38	$2.25	$2.62

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income Per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$291		$369		$598		$704
Interest expense	36		35		70		68
Other expense (income), net	7		(8)		(23)		15
Income tax expense	83		38		142		57
Equity income, net of tax	(8)		(7)		(13)		(18)
Income from discontinued operations, net of tax	—		(80)		—		(203)
Net income attributable to noncontrolling interest	12		17		21		34
Operating income	$421	11.4%	$364	11.5%	$795	10.9%	$657	10.4%
Restructuring	15		31		35		83
Other acquisition and portfolio project costs	22		3		41		9
Asset impairments	1		—		1		1
Deferred compensation related to nuTonomy acquisition	15		—		29		—
Adjusted operating income	$474	12.9%	$398	12.6%	$901	12.3%	$750	11.9%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$357	$64	$—	$421
Restructuring	11	4	—	15
Other acquisition and portfolio project costs	17	5	—	22
Asset impairments	1	—	—	1
Deferred compensation related to nuTonomy acquisition	—	15	—	15
Adjusted operating income	$386	$88	$—	$474

Depreciation and amortization (a)	$118	$38	$—	$156

Three Months Ended June 30, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$296	$68	$—	$364
Restructuring	14	17	—	31
Other acquisition and portfolio project costs	2	1	—	3
Adjusted operating income	$312	$86	$—	$398

Depreciation and amortization (a)	$105	$25	$—	$130

Six Months Ended June 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$679	$116	$—	$795
Restructuring	29	6	—	35
Other acquisition and portfolio project costs	28	13	—	41
Asset impairments	1	—	—	1
Deferred compensation related to nuTonomy acquisition	—	29	—	29
Adjusted operating income	$737	$164	$—	$901

Depreciation and amortization (a)	$237	$74	$—	$311

Six Months Ended June 30, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$587	$70	$—	$657
Restructuring	27	56	—	83
Other acquisition and portfolio project costs	7	2	—	9
Asset impairments	—	1	—	1
Adjusted operating income	$621	$129	$—	$750

Depreciation and amortization (a)	$207	$49	$—	$256

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net income attributable to Aptiv	$291	$369	$598	$704
Income from discontinued operations attributable to Aptiv, net of tax	—	(72)	—	(187)
Income from continuing operations attributable to Aptiv	291	297	598	517
Adjusting items:
Restructuring	15	31	35	83
Other acquisition and portfolio project costs	22	3	41	9
Asset impairments	1	—	1	1
Deferred compensation related to nuTonomy acquisition	15	—	29	—
Reserve for Unsecured Creditors litigation	—	(17)	—	10
Transaction and related costs associated with acquisitions	16	—	5	—
Tax impact of U.S. tax reform enactment	24	—	24	—
Tax impact of adjusting items (a)	(12)	(12)	(18)	(27)
Adjusted net income attributable to Aptiv	$372	$302	$715	$593

Weighted average number of diluted shares outstanding	265.48	268.03	265.96	268.78
Diluted net income per share from continuing operations attributable to Aptiv	$1.10	$1.11	$2.25	$1.92
Adjusted net income per share	$1.40	$1.13	$2.69	$2.21

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$303	$306	$619	$535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	156	130	311	256
Restructuring expense, net of cash paid	(15)	5	(31)	23
Working capital	82	(10)	(103)	(161)
Pension contributions	(11)	(7)	(22)	(15)
Other, net	51	(10)	(22)	34
Net cash provided by operating activities from continuing operations	566	414	752	672

Cash flows from investing activities:
Capital expenditures	(206)	(147)	(449)	(311)
Cost of business acquisitions, net of cash acquired	(507)	—	(512)	(40)
Cost of technology investments	—	(10)	—	(25)
Settlement of derivatives	(6)	(12)	(6)	(12)
Other, net	3	2	6	2
Net cash used in investing activities from continuing operations	(716)	(167)	(961)	(386)

Adjusting items:
Adjustment for the cost of business acquisitions, net of cash acquired	507	—	512	40
Adjustment for settlement of derivatives related to business acquisitions	(4)	—	(4)	—
Cash flow before financing	$353	$247	$299	$326

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q3		Estimated Full Year
	2018 (1)		2018 (1)
	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$203		$1,095
Interest expense	35		139
Other (income) expense, net	(6)		(41)
Income tax expense	104		307
Equity income, net of tax	(6)		(23)
Net income attributable to noncontrolling interest	11		47
Operating income	341	9.8%	1,524	10.5%
Restructuring	46		145
Other acquisition and portfolio project costs	19		78
Asset impairments	—		1
Deferred compensation related to nuTonomy acquisition	14		57
Adjusted operating income	$420	12.1%	$1,805	12.5%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$203		$1,095
Restructuring	46		145
Other acquisition and portfolio project costs	19		78
Asset impairments	—		1
Deferred compensation related to nuTonomy acquisition	14		57
Transaction and related costs associated with acquisitions	—		5
Tax impact of U.S. tax reform enactment	—		24
Tax impact of adjusting items	44		17
Adjusted net income attributable to Aptiv	$326		$1,422

Weighted average number of diluted shares outstanding	265.65		265.89
Diluted net income per share attributable to Aptiv	$0.76		$4.12
Adjusted net income per share	$1.23		$5.35

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1 248.813.5091
elena.rosman@aptiv.com

Media Contact:
Rachelle Valdez
+1 248.813.2443
rachelle.r.valdez@aptiv.com